EXHIBIT 10.18

EXECUTION VERSION

THE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE OR ANY OTHER JURISDICTION. THERE ARE FURTHER RESTRICTIONS ON THE TRANSFERABILITY OF THE SECURITIES DESCRIBED HEREIN. THE PURCHASE OF THE SECURITIES INVOLVES A HIGH DEGREE OF RISK AND SHOULD BE CONSIDERED ONLY BY PERSONS WHO CAN BEAR THE RISK OF THE LOSS OF THEIR ENTIRE INVESTMENT.

Subscription Agreement

Subscription Agreement (this “Agreement”) by and between Third Point Reinsurance Ltd., a Bermuda corporation (the “Company”), and the undersigned (the “Subscriber”), dated as of the date set forth on the Subscriber’s signature page to this Agreement. The Subscriber understands that the offering is being made without registration of the Securities (as defined below) under the Securities Act of 1933, as amended (the “Securities Act”), or any securities law of any state of the United States or of any other jurisdiction, and is being made only to “accredited investors” (as defined in Rule 501 of Regulation D under the Securities Act).

Recitals

WHEREAS, simultaneously with the Closing (defined below), the Company shall enter into the Transaction Documents (as defined in the agreement among members dated the date of the Closing among the Company and the members party thereto (the “Agreement Among Members”)) to which it is a party with the parties thereto, which will govern the investment of the Subscriber and the other members of the Company for the purposes of owning and operating the Company and Third Point Reinsurance Company Ltd., a wholly owned subsidiary of the Company and a Bermuda Class 4 insurance company (“TP Re” and such transaction, the “Transaction”);

WHEREAS, the Subscriber desires to, upon the terms and subject to the conditions set forth herein, purchase the number of voting Class A common shares, par value $0.10 per share of the Company (the “Class A Common Shares”), set forth below the Subscriber’s signature on the signature page to this Agreement (the “Securities”);

WHEREAS, the Company desires to issue and sell to the Subscriber and the Subscriber desires to purchase the Securities upon the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the representations and agreements set forth in this Agreement, the parties hereto hereby agree as follows:

1. Subscription.

(a) Subject to the terms and conditions hereof and in reliance on the representations and warranties contained herein, (i) the Subscriber subscribes for and agrees to purchase from the Company at the Closing (defined below) and the Company agrees to sell and issue to the Subscriber, the Securities, for a purchase price equal to $10.00 multiplied by the number of Class A Common Shares included in the Securities (the “Subscription Amount”) and (ii) the Subscriber agrees to become a member of the Company at the Closing and adhere to and be bound by, as of the Closing, the terms and provisions of the bye-laws of the Company, Agreement Among Members dated the date of the Closing by and among the Company and the members party thereto in the form attached hereto as Exhibit C and the Registration Rights Agreement dated the date of the Closing among the Company and the other parties thereto in the form attached hereto as Exhibit D, in each case, with changes thereto as agreed by each of the Company and the Subscriber and (iii) the Company agrees that the Subscriber shall be admitted as a member of the Company at the Closing.

(b) Other Subscription Agreements. The Company has entered into or expects to enter into separate subscription agreements (the “Other Subscription Agreements” and, together with this Agreement, the “Subscription Agreements”) with other subscribers (the “Other Subscribers”), providing for the sale to the Other Subscribers of Class A Common Shares and the admission of the Other Subscribers as members of the Company at the Closing. This Agreement and the Other Subscription Agreements are separate agreements, and the sales of Securities to the Subscriber and Class A Common Shares to the Other Subscribers are separate sales.

2. The Closing.

(a) The closing of the purchase and sale of the Class A Common Shares (the “Closing”) shall take place at the offices of Debevoise & Plimpton LLP, 919 Third Avenue, New York New York 10022, at 5:00 p.m. (New York City time) on (i) the first day following the satisfaction or waiver of the conditions set forth in Section 4 hereof (other than those conditions that by their nature are to be satisfied at the Closing, but subject to satisfaction or waiver thereof) or, if such first day is not a Business Day, the next Business Day following such first day, or (ii) such other date and time as shall be mutually agreed upon in writing by the parties. The term “Business Day” means any day other than a Saturday or Sunday that is not a legal holiday or a day on which banks are generally authorized or obligated by law or regulation to close in Hamilton, Bermuda or the City of New York.

3. Payment for Securities.

(a) Payment for the Securities in the amount of the Subscription Amount (less any amounts that the Subscriber elects to net against such amount pursuant to the terms of the Side Letter, dated as of the date of the Closing, between the Company, the Subscriber and the other parties thereto) shall be received by the Company from the Subscriber by wire transfer of immediately available funds to the account below prior to the Closing (such account, the “Company Account”). Such payment shall be received into the Company Account no later than December 22, 2011, or such other date thereafter as the Company may designate in writing.

Wire Instructions:

Bank:	HSBC Bank USA
452 5th Avenue
New York, NY 10018
U.S.A.
Swift Address:	MRMD US33

Further Credit:	HSBC Bank Bermuda Limited
Head Office, Front Street
Hamilton HM 11
Bermuda
SWIFT:	BBDA BMHM

Final Credit:	Third Point Reinsurance Ltd.

Account No.:	011-053477-501 USD

(b) If this Agreement is terminated in accordance with its terms prior to the Closing and the Subscriber has transferred the Subscription Amount into the Company Account pursuant to Section 3(a), then the Company shall, immediately following such termination, return to the Subscriber the Subscription Amount.

(c) At the Closing, the Company shall deliver certificates representing the Securities to the Subscriber bearing the legend set forth in Section 10. Following the Closing, the Company shall deliver to the Subscriber executed copies of all Transaction Documents at the address provided in Exhibit B.

4. Conditions to Closing.

4.1 Subscriber’s Obligations to Closing. The obligation of the Subscriber to fund the Subscription Amount is subject to the satisfaction or waiver by the Subscriber (if permitted by applicable law, rule, regulation or order) as of the Closing of the following (and only the following) conditions:

(a) Except where the failure to be true and correct arises from the identity or the legal or regulatory status of the Subscriber, the representations and warranties of the Company contained in this Agreement shall be true and correct both on the date hereof and as of the Closing (except for such representations and warranties that speak as of a specific date other than the date hereof or the Closing, which representations or warranties shall be true and correct as of such date), except for changes that would not, individually or in the aggregate, have a material adverse effect on the Company.

(b) No law, temporary restraining order, preliminary or permanent injunction, judgment or ruling shall be enacted, promulgated, issued or entered by any governmental authority shall be in effect enjoining, restraining, preventing or prohibiting consummation of the Transaction or making the consummation of the Transaction illegal.

(c) The Company shall have performed in all material respects all of its covenants, agreements and obligations pursuant to this Agreement required to be performed by it at or prior to the Closing.

(d) Simultaneously with the Closing, the Company shall have entered into the Transaction Documents to which it is a party with the parties thereto.

(e) All consents, authorizations or approvals from the applicable governmental authorities required for the consummation of the Transaction, including the Bermuda Monetary Authority, in form and substance reasonably satisfactory to each of KEP TP Holdings, L.P., KIA TP Holdings, L.P., Pine Brook LVR, L.P. and Daniel S. Loeb shall have been obtained and no such consent, authorization or approval shall have been revoked.

(f) TP Re shall have received a financial strength rating of at least A- from A.M. Best & Company or an equivalent rating agency agreed by the Founders prior to the Closing and such rating agency has approved the intended investment strategy of the Company.

4.2 Company’s Obligations to Closing. The obligation of the Company to issue the Securities to the Subscriber at the Closing is subject to the satisfaction or waiver (by the Company) as of the Closing of the following condition:

(a) The representations and warranties of the Subscriber made in Section 6 hereof shall be true and correct as of the Closing as though made on and as of the Closing.

5. Representations and Warranties of the Company. As of the Closing, the Company represents and warrants that:

5.1 Formation and Standing. The Company is duly formed and validly existing in good standing as a corporation under the laws of Bermuda, and has all requisite power and authority to carry on its business as proposed to be conducted following the Closing as described in the Confidential Private Placement Memorandum relating to the private offering of Securities by the Company (together with any amendments and supplements thereto, the “Memorandum”).

5.2 Authorization of Agreement, etc. The execution, delivery and performance by the Company of this Agreement have been authorized by all necessary action on behalf of the Company, and this Agreement is a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms (except insofar as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws of general applicability relating to or affecting creditors’ rights, or by principles governing the availability of equitable remedies, whether considered in a proceeding at law or in equity).

5.3 Compliance with Laws and Other Instruments. The execution and delivery of this Agreement by the Company, the performance by the Company of its obligations under this Agreement and the consummation by the Company of the transactions contemplated hereby will not conflict with or result in any violation of or default under any provision of the memorandum of association of the Company, the bye-laws of the Company or any agreement or other instrument to which the Company is a party or by which it or any of its properties are bound, or any permit, franchise, judgment, decree, statute, order, rule or regulation applicable to the Company or its business or properties.

5.4 Anti-Fraud. The information contained in the Memorandum, when read in conjunction with this Agreement and the Transaction Documents and their respective exhibits and schedules, taken as a whole, does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances in which they are made, not misleading, except as would not reasonably be expected to have a material adverse effect on the Subscriber.

5.5 Offer of Securities. Neither the Company nor anyone acting on its behalf has taken or will take any action that would subject the offer, issuance or sale of the Securities to the registration requirements of the Securities Act.

5.6 Issuance and Sale of Securities. The Securities have been duly authorized and, when issued, delivered and paid for in the manner set forth in this Agreement, will be validly issued, fully paid and nonassessable.

6. Representations, Warranties and Covenants of the Subscriber. The Subscriber hereby represents and warrants and covenants to the Company that:

6.1 Authorization of Purchase, etc. If the Subscriber is not a natural person, the Subscriber is an entity of the kind set forth below its signature on the signature pages hereof and is duly organized, formed or incorporated, as the case may be, and validly existing and in good standing, under the laws of the Subscriber’s jurisdiction of organization, formation or incorporation set forth below its signature on the signature pages hereof, and the Subscriber has all requisite power and authority to execute and deliver this Agreement, to perform the Subscriber’s obligations under this Agreement and the Agreement Among Members, and to subscribe for and purchase hereunder. The purchase by the Subscriber of Securities and the Subscriber’s execution, delivery and performance of this Agreement have been, and the execution, delivery and performance of the Agreement Among Members will be at the Closing, authorized by all necessary corporate or other action on the Subscriber’s behalf, and this Agreement is, and the Agreement Among Members will be at the Closing, the Subscriber’s legal, valid and binding obligations, enforceable against the Subscriber in accordance with their respective terms (except insofar as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws of general applicability relating to or affecting creditors’ rights, or by principles governing the availability of equitable remedies, whether considered in a proceeding at law or in equity).

6.2 Compliance with Laws and Other Instruments. If the Subscriber is not a natural person, the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby, and the performance of the Subscriber’s obligations hereunder and under the Agreement Among Members do not and will not conflict with, or result in any violation of or default under, any provision of any certificate of incorporation, memorandum and articles of association, by-laws, trust agreement, partnership agreement or other organizational or governing instrument applicable to the Subscriber, or any agreement or other instrument to which the Subscriber is a party or by which the Subscriber or any of the Subscriber’s properties are bound, or any permit, franchise, judgment, decree, statute, order, rule or regulation applicable to the Subscriber or to the Subscriber’s business or properties.

6.3 The Memorandum, etc. The Subscriber has been furnished with a copy of the Memorandum, this Agreement and the form of Agreement Among Members. The Subscriber has reviewed such documents and the Subscriber understands the risks of, and other considerations relating to, the purchase of Securities, including the risks set forth under the heading “Risk Factors”.

6.4 Access to Information. The Subscriber has been provided an opportunity to ask questions of, and the Subscriber has received answers thereto satisfactory to the Subscriber from, the Company and its representatives regarding the terms and conditions of the offering of the Securities, and the Subscriber has obtained any and all additional information requested by the Subscriber of the Company and its representatives to verify the accuracy of all information furnished to the Subscriber regarding the offering of the Securities. The Subscriber is not relying on the Company or any of its partners, members, officers, counsel, agents or representatives for legal, investment or tax advice. The Subscriber has sought independent legal, investment and tax advice to the extent that the Subscriber has deemed necessary or appropriate in connection with the Subscriber’s decision to subscribe for Securities.

6.5 Evaluation of and Ability to Bear Risks. The Subscriber has such knowledge and experience in financial and business affairs that the Subscriber is capable of evaluating the merits and risks of purchasing, and other considerations relating to, the Securities to be purchased by the Subscriber pursuant to this Agreement, and the Subscriber has not relied in connection with the Subscriber’s purchase of Securities upon any representations, warranties or agreements of any person or entity other than the Company, and, with respect to the Company, only those representations, warranties and agreements set forth in this Agreement and the Memorandum. The Subscriber acknowledges that, except as set forth in this Agreement and the Memorandum, the Company did not make any representations or warranties whether expressed or implied, oral or written with respect to the purchase by the Subscriber of Securities. The Subscriber’s financial situation is such that the Subscriber can afford to bear the economic risk of holding the Securities for an indefinite period of time, and the Subscriber can afford to suffer the complete loss of the Subscriber’s Securities and capital contribution. The Subscriber is an “accredited investor” as such term is defined in rule 501 of Regulation D promulgated under the Securities Act, a copy of which is attached hereto as Exhibit A.

6.6 Purchase for Investment. The Subscriber is not acquiring the Securities with a view to or for sale in connection with any distribution of all or any part of such Securities. The Subscriber will not, directly or indirectly, Transfer all or any part of such Securities (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of all or any part of such Securities) except in accordance with (a) the registration provisions of the Securities Act or an exemption from such registration provisions, (b) any applicable state or non-U.S. securities laws and (c) the terms of the Agreement Among Members. The Subscriber understands that the Subscriber must bear the economic risk of the Subscriber’s investment in the Securities for an indefinite period of time because, among other reasons, the offering and sale of the Securities have not been registered under the Securities Act and, therefore, the Securities cannot be sold other than through a privately negotiated transaction unless they are subsequently registered under the Securities Act or an exemption from such registration is available. The Subscriber also understands that Transfers of the Securities are further restricted by the provisions of the Agreement Among Members, and may be restricted by applicable state and non-U.S. securities laws, and that no market exists or is expected to develop for the Securities.

6.7 Tax Matters. The Subscriber agrees to furnish the Company with any information, representations and forms as shall reasonably be requested by the Company from time to time to assist it in complying with any applicable law or tax requirements or determining the extent of, and in fulfilling, its withholding obligations. Without limiting the foregoing, the Subscriber agrees to furnish the Company with any information, representations and forms as shall reasonably be requested by the Company from time to time to assist it in determining whether the Company or any of its Subsidiaries is expected to be, or was, a “controlled foreign corporation” within the meaning of section 957 of the Code for any taxable year. The Subscriber agrees to furnish the Company with any representations and forms as shall reasonably be requested by the Company to assist it in obtaining any exemption, reduction or refund of any withholding or other taxes imposed by any taxing authority or other governmental agency upon the Company or amounts paid to the Company. The Subscriber represents that it will provide the Company with a completed and executed Form W-9 or an applicable Form W-8 (as appropriate) upon request and agrees to furnish the Company with such Form upon expiration of any prior Form upon request.

7. Termination. This Agreement may be terminated and the applicable Transaction abandoned at any time prior to the Closing by either the Company or the Subscriber if the Closing shall not have been consummated on or before February 15, 2012.

8. Amendments and Waivers. This Agreement may be amended and the observance of any provision hereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Subscriber and the Company.

9. Survival of Representations and Warranties; Indemnity. All representations, warranties and covenants contained herein or made in writing by the Subscriber, or by the Company in connection with the transactions contemplated by this Agreement shall survive the execution and delivery of this Agreement, any investigation at any time made by or on behalf of the Company or the Subscriber, and the issue and sale of Securities. Unless the Company otherwise agrees in writing, the Subscriber shall and hereby does indemnify and hold harmless the Company from and against any and all losses, expenses, liabilities and other claims and damages relating to or arising out of any breach of any representation, warranty or covenant made by the Subscriber in this Agreement.

10. Legend. The certificates representing the Securities sold pursuant to this Agreement will be imprinted with a legend in substantially the following form:

“THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. THE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OR (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND THE SECURITIES LAWS OF OTHER JURISDICTIONS, AND IN THE CASE OF A TRANSACTION EXEMPT FROM REGISTRATION, UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT AND SUCH OTHER APPLICABLE LAWS.”

11. Assignability. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by either the Company or the Subscriber without the prior written consent of the other party.

12. Waiver of Jury Trial. THE PARTIES HERETO IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY LEGAL PROCEEDING ARISING OUT OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

13. Submission to Jurisdiction. With respect to any suit, action or proceeding relating to this Agreement (“Proceedings”), the parties hereto irrevocably submit to the jurisdiction of the federal or state courts located in the Borough of Manhattan in New York City, which submission shall be exclusive unless none of such courts has lawful jurisdiction over such Proceedings.

14. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

15. Section and Other Headings. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

16. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which together shall be deemed to be one and the same agreement.

17. Notices. All notices and other communications provided for herein shall be in writing and shall be deemed to have been duly given if delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid to the following addresses (or such other address as either party shall have specified by notice in writing to the other):

If to the Company, to its Chief Financial Officer, at the Company’s principal office in Bermuda.

with a copy to:

Debevoise & Plimpton LLP

919 Third Avenue

New York, NY 10022

Attn: Nicholas F. Potter

If to the Subscriber, to the address set forth below the Subscriber’s name on the signature page to this Agreement.

18. Binding Effect. The provisions of this Agreement shall be binding upon and accrue to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns.

19. Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement by their authorized representatives as of the date first above written.

THIRD POINT REINSURANCE LTD.

By:	/s/ John R. Berger
Name:	John R. Berger
Title:	Chief Executive Officer

IN WITNESS WHEREOF, the undersigned Subscriber has duly executed this Subscription Agreement on the date set forth below, and this Subscription Agreement shall be dated and shall be and become a binding agreement among the Company and the Subscriber on the date hereof. The undersigned Subscriber hereby further agrees to be bound, as of the Closing, by the terms and conditions of (i) the Agreement Among Members in the form of Exhibit C to this Subscription Agreement as a “Member” thereunder and (ii) the registration rights agreement dated the date of the Closing among the Company and the other parties thereto (the “Registration Rights Agreement”) in the form of Exhibit D to this Subscription Agreement as a “Founder Shareholder”, in each of cases (i) and (ii) (with only such changes as agreed by the Company and not, individually or in the aggregate, materially adverse to the interests of the Subscriber), and authorizes this signature page to be attached to the Agreement Among Members and the Registration Rights Agreement, or counterparts thereof, and the Agreement Among Members and the Registration Rights Agreement will be dated the date of the Closing and will become binding agreements of the Subscriber as of the Closing.

THE SUBSCRIBER:

KEP TP HOLDINGS, L.P.
3,832,665
Number of Class A Common Shares Subscribed ($10 per share)

Wire Instructions:

Bank:	HSBC Bank USA 452 5th Avenue New York, NY 10018 U.S.A.
Swift Address:	MRMD US33

By:	KEP VI (Cayman) GP Ltd., its general partner

By:	/s/ James J. Connors, II
	Name:	James J. Connors, II
	Title:	Director

Date:	December 22, 2011.

Type of Entity and Jurisdiction of Incorporation (if applicable)

Further Credit:	HSBC Bank Bermuda Limited Head Office, Front Street Hamilton HM 11 Bermuda

SWIFT:	BBDA BMHM

Final Credit:	Third Point Reinsurance Ltd.
Account No.:	011-053477-501 USD

Exhibit A

DEFINITION OF ACCREDITED INVESTOR

“Accredited investor” shall mean any person who comes within any of the following categories, or who the issuer reasonably believes comes within any of the following categories, at the time of the sale of the securities to that person:

(1) Any bank as defined in section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to section 15 of the U.S. Securities Exchange Act of 1934; any insurance company as defined in section 2(a)(13) of the Securities Act; any investment company registered under the Investment Company Act or a business development company as defined in section 2(a)(48) of the Investment Company Act; any Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the U.S. Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; any employee benefit plan within the meaning of ERISA if the investment decision is made by a plan fiduciary, as defined in section 3(21) of ERISA, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

(2) Any private business development company as defined in section 202(a)(22) of the U.S. Investment Advisers Act of 1940;

(3) Any organization described in section 501(c)(3) of the Code, a corporation, a Massachusetts or similar business trust, a partnership or a limited liability company, in each case not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

(4) Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

(5) Any natural person whose individual net worth, or joint net worth with that person’s spouse, exceeds $1,000,000 excluding the value of the primary residence of such natural person, calculated by subtracting from the estimated fair market value of the property the amount of debt secured by the property, up to the estimated fair market value of the property;

(6) Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

(7) Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in 17 C.F.R. §230.506(b)(2)(ii); and

(8) Any entity in which all of the equity owners are accredited investors.

2

Exhibit B

Primary Contact

Name:

Address (including for delivery of official documents):

Suite/Floor:

City:	State:	Zip:

Country:

Phone:
Fax:
Email:

Secondary Contact (Optional)

Name:

Address:

Suite/Floor:

City:	State:	Zip:

Country:

Phone:
Fax:
Email:

2

Exhibit C

Form of Agreement Among Members

[See Exhibit 4.8]

Exhibit E

Form of Registration Rights Agreement

[See Exhibit 4.2]